UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20429
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2024
CARTER BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-39731	85-3365661
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1300 Kings Mountain Road, Martinsville, Virginia 24112
(Address of Principal Executive Offices) (Zip Code)
(276) 656-1776
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. - Other Events.
Carter Bankshares, Inc. announces the acquisition of two North Carolina branches from First Reliance Bank

On December 10, 2024, Carter Bankshares, Inc. (NASDAQ:CARE) (the “Company”) filed a Current Report on Form 8-K to report that its wholly owned subsidiary, Carter Bank, and First Reliance Bank, the wholly-owned subsidiary of First Reliance Bancshares, Inc. (OTC: FSRL), entered into a definitive Purchase and Assumption Agreement (the ”Original Agreement”). Pursuant to the Original Agreement, Carter Bank agreed to acquire deposits associated with First Reliance Bank’s two branches in Mooresville and Winston-Salem, North Carolina, as well as acquire First Reliance Bank’s Winston-Salem branch facility.

On February 3, 2025, the Company and First Reliance Bancshares, Inc. entered into Amendment No. 1 (the “Amendment”) to the Original Agreement to provide that Carter Bank will also acquire First Reliance Bank’s branch facility in Mooresville, North Carolina, as well as to clarify certain other provisions of the Agreement. Under the Original Agreement as updated by the Amendment, Carter Bank has agreed to assume certain deposit liabilities, and acquire cash, personal property and other fixed assets associated with the Mooresville and Winston-Salem, North Carolina branches of First Reliance Bank.

Since entering into the Agreement, the parties have determined that it is in their best interest, and in the best interest of the customers of First Reliance Bank’s branch in Mooresville, North Carolina, for that branch facility to remain open following consummation of the transaction.
Subject to obtaining the necessary regulatory approvals, the transaction is expected to close in the first half of 2025.
Important Note Regarding Forward-Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of federal and state securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "pro forma,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are based on current beliefs and expectations of the Company’s management or First Reliance Bank’s management, respectively, which each management team believes to be reasonable as of the date of this press release. These forward-looking statements are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of the Company or First Reliance Bank. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in or implied by the forward-looking statements as a result of numerous factors, and depend on the Carter Bank’s and First Reliance Bank’s ability to close the Transaction in a timely manner and to realize the anticipated benefits of the Transaction. For a discussion of factors that may impact forward-looking statements by the Company, please see the most recent reports on Forms 10-K and 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”) and available on the SEC's website at www.sec.gov.
The Transaction is subject to regulatory approval and other conditions. The actual amount of deposits that are acquired under Agreement is subject to change prior to closing. Targeted financial benefits are subject to significant uncertainty, and Carter Bank’s expected benefits of the Transaction may be affected or offset by other conditions related to Carter Bank’s operation. You should not place undue reliance on forward-looking statements, which reflect expectations only as of the date of this release. The Company does not undertake any obligation to update any forward-looking statement, except as otherwise required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANKSHARES, INC.
(Registrant)

Date: February 3, 2025	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Chief Financial Officer